Exhibit 10.1

November [__], 2021

Financial Strategies Acquisitions Corp.

2626 Cole Avenue, Suite 300

Dallas, TX 75204

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and among Financial Strategies Acquisition Corp., a Delaware corporation (the “Company”), and I-Bankers Securities, Inc., as representative (the “Representative”) of the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 10,005,000 of the Company’s units (including up to 1,305,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), one redeemable warrant and one right. Each warrant (a “Warrant”) entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. Each right (a “Right”) entitles the holder to receive one-tenth of one share of Class A common stock upon the consummation of an initial Business Combination (as defined in Section 10). The Units will be sold in the Public Offering pursuant to a registration statement on Form S-1 (File No. 333-260434) and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and the Company has applied to have the Units listed on The Nasdaq Global Market. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of FSC Sponsor LLC and Celtic Sponsor VII LLC (collectively, the “Co-Sponsors”), the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team or an advisor of the Company (each, an “Insider” and collectively, the “Insiders”), each of the undersigned Initial Stockholders and Private Placement Purchasers (each as defined in Section 10) and the Representative hereby severally and not jointly agree with the Company as follows:

1. Each Co-Sponsor, each Initial Stockholder, each Private Placement Purchaser (excluding the Representative), and each Insider agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any shares of Common Stock purchased during or after the Public Offering (whether in the open market or via privately negotiated transactions), any Founder Shares, and any Private Placement Shares owned or controlled directly or indirectly by it, him or her in favor of any proposed Business Combination and (ii) not redeem any shares of Common Stock, any Founder Shares, or any Private Placement Shares owned by it, him or her in connection with such stockholder approval. The Representative hereby agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it shall (i) vote the Representative’s Shares and any Private Placement Shares owned or controlled by it in favor of any proposed Business Combination and (ii) not redeem any Representative’s Shares or any Private Placement Shares owned or controlled by it in connection with such stockholder approval. If the Company engages in a tender offer in connection with any proposed Business Combination, each Initial Stockholder agrees that it will not seek to sell its Founder Shares to the Company in connection with such tender offer.

2. (a) The Co-Sponsors hereby agree that in the event that the Company fails to consummate a Business Combination within 12 months, the time period by which the Company must consummate a Business Combination may be extended by up to two times, in the discretion of the Co-Sponsors, each by an additional three months (or, if the Office of the Delaware Division of Corporations shall not be open for business (including filing of corporate documents) on such date the next date upon which the Office of the Delaware Division of Corporations shall be open). For each three-month extension, either or both of the Co-Sponsors electing such extension will deposit into the Trust Account an aggregate of $870,000, or up to $1,000,500 if the Underwriters’ over-allotment option is exercised in full ($0.10 per share in either case) on or prior to the date of the applicable deadline.

(b) Each Co-Sponsors and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within the timeframe set forth in the Company’s amended and restated certificate of incorporation, as it may be amended from time to time (the “Charter”) and Section 2(a) herein, each Co-Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined below), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. Each Initial Stockholder and each Insider agrees not to propose any amendment to the Charter to modify (i) the substance or timing of the ability of holders of Offering Shares to seek redemption in connection with a Business Combination or amendments to the Charter prior thereto or (ii) (A) the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within such time set forth in the Charter or (B) any other provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides its public stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Offering Shares.

(c) Each Initial Stockholder and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it, him or her. Each Private Placement Purchaser (including the Representative) waives any right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Private Placement Shares held by it. The Representative further waives any right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Representative’s Shares held by it. Notwithstanding the above, the Representative, the Initial Stockholders, the Private Placement Purchasers, the Insiders, and their respective affiliates shall be entitled to liquidating distributions from the Trust Account with respect to any Offering Shares it or they acquire in or after the Public Offering if the Company fails to consummate a Business Combination within the time period set forth in the Charter.

(d) Each Initial Stockholder, each Private Placement Purchaser (excluding the Representative) and each Insider hereby waives, with respect to any shares of Common Stock held by it, him or her, if any, whether acquired now or hereafter, any redemption rights it, he or she may have in connection with the consummation of a Business Combination or amendments to the Charter prior thereto, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or a stockholder vote to approve an amendment to the Charter to modify (i) (A) the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company has not consummated a Business Combination within the time period set forth in the Charter or (B) any other provisions relating to stockholders’ rights or pre-initial Business Combination activity or (ii) in the context of a tender offer made by the Company to purchase shares of Common Stock. The Representative hereby waives, with respect to any Representative’s Shares and Private Placement Shares held by it, any redemption rights it, he or she may have in connection with the consummation of a Business Combination or amendments to the Charter prior thereto, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or a stockholder vote to approve an amendment to the Charter to modify (i) (A) the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company has not consummated a Business Combination within the time period set forth in the Charter or (B) any other provisions relating to stockholders’ rights or pre-initial Business Combination activity or (ii) in the context of a tender offer made by the Company to purchase shares of Common Stock. Each Initial Stockholder hereby waives its redemption rights with respect to any Founder Shares held by it if the Company fails to consummate a Business Combination within the time period set forth in in the Charter. Each Private Placement Purchaser (including the Representative) hereby waives its redemption rights with respect to any Private Placement Shares and Representative’s Shares held by it if the Company fails to consummate a Business Combination within the time period set forth in in the Charter. Notwithstanding the above, the Representative, the Initial Stockholders, the Private Placement Purchasers, the Insiders and their respective affiliates shall be entitled to redemption rights with respect to any Offering Shares it or they acquire in or after the Public Offering if the Company fails to consummate a Business Combination within the time period set forth in the Charter.

3. In the event of the liquidation of the Trust Account upon the failure of the Company to consummate its initial Business Combination within the time period set forth in the Charter, the Co-Sponsors (the “Indemnitors”) agree to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) any prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitors shall (x) apply only to the extent necessary to ensure that such claims by a third party or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.10 per Offering Share and (ii) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.10 per Offering Share is then held in the Trust Account due to reductions in the value of the trust assets, less interest earned on the Trust Account which may be withdrawn to pay taxes, (y) not apply to any claims by a third party or a Target which executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) not apply to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Indemnitors shall have the right to defend against any such claim with counsel of their choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitors, the Indemnitors notify the Company in writing that they shall undertake such defense.

4. To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 1,305,000 Units in full within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Initial Stockholders agree to forfeit, at no cost, a number of Founder Shares in the aggregate equal to 326,250 multiplied by a fraction, (i) the numerator of which is 1,305,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 1,305,000. The Initial Stockholders will be required to forfeit only that number of Founder Shares as is necessary so that the Initial Stockholders will own an aggregate of 20.0% of the Company’s issued and outstanding shares of Capital Stock after the Public Offering.

5. Each Co-Sponsor, each Initial Stockholder, each Private Placement Purchaser, each Insider and the Representative hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such Co-Sponsor, Initial Stockholder, Private Placement Purchaser or Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 6(a), 6(b), and 8, as applicable, of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

6. (a) Each Initial Stockholder and Insider agrees that it, he or she shall not Transfer any Founder Shares (or shares of Common Stock issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) Each Initial Stockholder and Private Placement Purchaser agrees that it shall not Transfer any Founder Shares, Private Placement Units, Private Placement Warrants, Private Placement Rights or shares of Common Stock issued or issuable upon the conversion of the Founder Shares or Private Placement Rights or exercise of the Private Placement Warrants, until 30 days after the completion of a Business Combination (the “Private Placement Lock-up Period,” together with the Founder Shares Lock-up Period, the “Lock-up Periods”). This Letter Agreement shall not restrict the ability of the Initial Stockholders to purchase and sell securities issued in the Public Offering.

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares, Private Placement Units, Private Placement Warrants, Private Placement Rights, and shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares that are held by the Initial Stockholders, Private Placement Purchasers, any Insider or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (a) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors, or any affiliates of the Initial Stockholders or the Representative, or to any members of the Initial Stockholders; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial Business Combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of an initial Business Combination; or (g) by virtue of the laws of the State of Delaware or the limited liability company agreement or bylaws, as applicable, of an Initial Stockholder or the Representative upon dissolution of the Initial Stockholder or the Representative or (h) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our completion of the initial Business Combination; provided, however, that in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein.

7. Each Co-Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. Each Insider’s questionnaire furnished to the Company is true and accurate in all respects. Each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

8. Except as disclosed in the Prospectus, neither the Co-Sponsors nor any officer, director, advisor or any affiliate of the Co-Sponsors, officer, director or advisor of the Company, shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is).

9. The Representative, each Co-Sponsor, each Initial Stockholder, each Private Placement Purchaser and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or director on the board of directors or an advisor of the Company and hereby consents to being named in the Prospectus as an officer and/or director of the Company or an advisor of the Company.

10. As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Capital Stock” shall mean, collectively, the Common Stock and the Founder Shares; (iii) “Founder Shares” shall mean (a) the 2,501,250 shares of the Company’s Class B common stock, par value $0.0001 per share, initially purchased by FSC Sponsor LLC and Celtic Asset & Equity Partners, Ltd. (up to 326,250 shares of which are subject to complete or partial forfeiture by the Initial Stockholders if the over-allotment option is not exercised by the Underwriters) for an aggregate purchase price of $25,000, or $0.012 per share, prior to the consummation of the Public Offering and subsequently assigned amongst the Initial Stockholders ; (iv) “Initial Stockholders” shall mean the Co-Sponsors, Celtic Asset & Equity Partners, Ltd., Frio Investments, LLC, Caliente Management, LLC, Sea Otter Securities Group LLC, Eagle Point Credit Management LLC, Greentree Financial Group Inc., Sixth Borough Capital Fund LP, James Hopkins, R. Douglas Armstrong, and Robert D. Keyser, Jr.; (v) “Private Placement Units” shall mean the 459,275 Units (or 504,950 Units if the over-allotment option is exercised in full) that the Private Placement Purchasers have agreed to purchase for an aggregate purchase price of $4,592,750 (or $5,049,500 if the over-allotment option is exercised in full) in the aggregate, or $10.00 per Unit, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (vi) “Private Placement Rights” shall mean the Rights included within the Private Placement Units; (vii) “Private Placement Warrants” shall mean the Warrants included within the Private Placement Units; (viii) “Private Placement Purchasers” shall mean the Co-Sponsors, I-Bankers Securities, Inc., Sea Otter Securities Group LLC, Eagle Point Credit Management LLC, Greentree Financial Group Inc., Sixth Borough Capital Fund LP, James Hopkins, R. Douglas Armstrong, and Robert D. Keyser, Jr.; (ix) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (x) “Representative’s Shares” shall mean the 325,000 shares of our Class A common stock (or up to 373,750 shares if the over-allotment option is exercised in full) to be issued to the Representative and/or its designees upon the closing of the Public Offering; (xi) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (xii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

11. The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and each Director shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

12. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

13. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on each Co-Sponsor, each Initial Stockholder, each Private Placement Purchaser, each Insider and their respective successors, heirs and assigns and permitted transferees.

14. Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

15. This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

16. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

17. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

18. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

19. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by March 31, 2022; provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

20. The Company, each Co-Sponsor, each Initial Stockholder, each Private Placement Purchaser and each Insider hereby acknowledges and agrees that the Representatives on behalf of the Underwriters are third party beneficiaries of this Letter Agreement.

[Signature Page Follows]

Sincerely,

FSC SPONSOR LLC
By: CELTIC ASSET & EQUITY PARTNERS, LTD., its managing member

By:
Name: Alexander Schinzing
Title: Managing Member

CELTIC ASSET & EQUITY PARTNERS, LTD.

By:
Name: Alexander Schinzing
Title: Managing Member

CELTIC SPONSOR VII LLC

By:
Name: Alexander Schinzing
Title: Manager

FRIO INVESTMENTS, LLC By: CELTIC ASSET & EQUITY PARTNERS, LTD., its managing member

By:
Name: Alexander Schinzing
Title: Managing Member

CALIENTE MANAGEMENT, LLC By: CELTIC ASSET & EQUITY PARTNERS, LTD., its managing member

By:
Name: Alexander Schinzing
Title: Managing Member

I-BANKERS SECURITIES, INC.

By:
Name:
Title:

[Signature Page to Letter Agreement]

SEA OTTER SECURITIES GROUP LLC

By:
Name:
Title:

EAGLE POINT CREDIT MANAGEMENT LLC

By:
Name:
Title:

GREENTREE FINANCIAL GROUP INC.

By:
Name:
Title:

SIXTH BOROUGH CAPITAL FUND LP

By:
Name:
Title:

By:
Name: James Hopkins

By:
Name: R. Douglas Armstrong, PhD

By:
Name: Robert D. Keyser, Jr.

[Signature Page to Letter Agreement]

OFFICERS AND DIRECTORS OF FINANCIAL STRATEGIES ACQUISITION CORP.

By:
Name: Jamie Khurshid
Title: Chief Executive Officer and Director

By:
Name: Horst Rzepka
Title: Chief Financial Officer

By:
Name: Jeffrey Peel
Title: Director

By:
Name: James Duncan Needham
Title: Director

By:
Name: Stefan Nolte
Title: Director

FINANCIAL STRATEGIES ACQUISITION CORP.

By:
Name: Jamie Khurshid
Title: Chief Executive Officer

[Signature Page to Letter Agreement]